SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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☐	Soliciting Material under §240.14a-12

INDIGO-ENERGY, INC.
 (Name of Registrant as Specified In Its Charter)
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INDIGO-ENERGY, INC.
701 N. Green Valley Pkwy., Suite 200
Henderson, Nevada 89074
(702) 990-3387

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD December 15, 2008

TO THE STOCKHOLDERS OF INDIGO-ENERGY, INC.:

You are cordially invited to attend the annual meeting of stockholders (the “Annual Meeting”) of Indigo-Energy, Inc. (the “Company” or “Indigo”) to be held on December 15, 2008 at the Marriot Hotel Airport, One Arrivals Road, Philadelphia, PA 19153 at 3:00 p.m. (local time). At the Annual Meeting, you will be asked to vote on the following:

1.	The election of the Directors to the Company’s Board, to hold office until their successor are elected and qualified or until their earlier resignation or removal (Proposal No. 1);

2.	To ratify the appointment of LJ Soldinger Associates, LLC as the Company’s independent accounting firm for the fiscal year ending December 31, 2008; and

3.	To consider and act upon any other business that may properly come before the meeting or any adjournments thereof.

BECAUSE OF THE SIGNIFICANCE OF THESE PROPOSALS TO THE COMPANY AND ITS STOCKHOLDERS, IT IS VITAL THAT EVERY STOCKHOLDER VOTES AT THE ANNUAL MEETING IN PERSON OR BY PROXY.

The foregoing items of business are more fully described in the Proxy Statement that is attached and made a part of this Notice.

The Board has fixed the close of business on November 20, 2008 as the Record Date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the meeting, please take the time to vote by filling in, signing and dating the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

You may attend the meeting and vote in person even if you have previously voted by proxy. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

The Annual Report to stockholders for the Company’s fiscal year ended December 31, 2007, has been mailed with or prior to this Proxy Statement. This Proxy Statement and the enclosed proxy card are expected to be mailed to stockholders on or about November 24, 2008.

November 20, 2008	By:	/s/ Stanley L. Teeple
Stanley L. Teeple Chief Financial Officer, Secretary, Treasurer and Director

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THANK YOU FOR ACTING PROMPTLY.

IMPORTANT: Please SIGN, DATE, and RETURN the enclosed proxy immediately whether or not you plan to attend the Annual Meeting. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

INDIGO-ENERGY, INC.
701 N. Green Valley Pkwy., Suite 200
Henderson, Nevada 89074
(702) 990-3387

PROXY STATEMENT
FOR
2008 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING THE PROXY MATERIALS AND THE ANNUAL MEETING

Our Board of Directors is soliciting proxies to be voted at the 2008 Annual Meeting of Stockholders to be held on December 15, 2008. Your vote is very important. For this reason, our Board of Directors is requesting that you either vote at the meeting or permit your common stock to be represented at the meeting by the proxies named on the enclosed proxy card. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

Voting materials, which include this proxy statement, the proxy card and our annual report on Form 10-KSB for the fiscal year ended December 31, 2007 (“2007 Form 10-KSB”), will be mailed to stockholders beginning November 24, 2008. Indigo’s principal executive offices are located at 701 N. Green Valley Pkwy., Suite 200, Henderson, Nevada, 89074. Indigo’s main telephone number is (702) 990-3387. In this proxy statement, Indigo-Energy, Inc. is referred to as the “Company,” “Indigo” and “we.”

Questions and Answers
Q:	Who may vote at the meeting?

A:
You may vote your Indigo stock if our records show that you owned your shares on November 20, 2008, which is referred to as the Record Date. On November 20, 2008, there were 322,271,914 shares of common stock outstanding. You may cast one vote for each share of common stock held by you on all matters presented.

Q:	What proposals will be voted on at the annual meeting?

A:	There are two proposals scheduled to be voted on at the annual meeting:

•	Election of five members of the Board;

•	The ratification of the appointment of LJ Soldinger Associates, LLC as the Company’s independent accounting firm for the fiscal year ending December 31, 2008.

We will also consider other business that properly comes before the meeting.

Q:	How does the Board recommend that I vote?

A:	Our Board recommends that you vote:

•	“FOR” each of the nominees to the Board;

•	“FOR” the ratification of the appointment of LJ Soldinger Associates, LLC as the company’s independent accounting firm for the fiscal year ending December 31, 2008;

Q:	How can I vote my shares in person at the annual meeting?

A:
If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer, you are considered the stockholder of record with respect to those shares, and the proxy materials (including proxy card) are being sent directly to you by Indigo. As the stockholder of record, you have the right to vote in person at the meeting. If you choose to do so, you can bring the enclosed proxy card or vote using the ballot provided at the meeting. Even if you plan to attend the annual meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting.

A number of stockholders of Indigo hold their shares in street name through a stockbroker, bank or other nominee rather than directly in their own name. In that case, you are considered the beneficial owner of shares held in street name, and the proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you are also invited to attend the annual meeting. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. You will need to contact your broker, trustee or nominee to obtain a legal proxy, and you will need to bring it to the meeting in order to vote in person.

Q:	How can I vote my shares without attending the annual meeting?

A:
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the annual meeting by mailing your proxy card or voting instruction card in the enclosed pre-paid envelope. Please refer to the enclosed materials for details.

Q:	What happens if additional matters are presented at the annual meeting?

A:
Other than the two items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the person named as proxy holder, Stanley L. Teeple, Chief Financial Officer of the Company, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

Q:	What happens if I do not give specific voting instructions?

A:
If you hold shares in your name, and you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board on all matters, and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote before the meeting. If you hold your shares through a broker, bank or other nominee and you do not provide instructions on how to vote, your broker or other nominee will have authority to vote your shares on all matters to be considered at the meeting.

Q:	What is the quorum requirement for the annual meeting?

A:
A majority of Indigo’s outstanding shares as of the record date must be present at the meeting (in person or represented by proxy) in order to hold the meeting and conduct business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the meeting, if you:

•	are present and vote in person at the meeting; or

•	have properly submitted a proxy card.

Q:	How can I change my vote after I return my proxy card?

A:
You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by signing a new proxy card with a later date or by attending the meeting and voting in person. However, your attendance at the meeting will not automatically revoke your proxy unless you vote at the meeting or specifically request in writing that your prior proxy be revoked.

Q:	Is my vote confidential?

A.
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Indigo or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy card, which may be forwarded to Indigo’s management.

Q:	Where can I find the voting results of the annual meeting?

A:
The preliminary voting results will be announced at the meeting. The final voting results will be tallied by our Inspector of Elections and published in our annual report on Form 10-K for the fiscal year ended 2008.

Q:	How can I obtain a separate set of voting materials?

A:
To reduce the expense of delivering duplicate voting materials to our stockholders who may have more than one Indigo stock account, we are delivering only one set of the proxy statement and the 2007 Form 10-KSB to certain stockholders who share an address, unless otherwise requested. A separate proxy card is included in the voting materials for each of these stockholders. If you share an address with another stockholder and have received only one set of voting materials, you may write or call us to request to receive a separate copy of these materials at no cost to you. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of these materials in the future. Further, for future annual meetings, you may request separate voting materials, or request that we send only one set of voting materials to you if you are receiving multiple copies, by writing or calling us at:

INDIGO-ENERGY, INC. 701 N. Green Valley Pkwy., Suite 200 Henderson, Nevada 89074 (702) 990-3387

Q:	How can I obtain a copy of Indigo’s 10-KSB?

A:
A copy of the Company’s 10KSB is included in this Proxy Statement. You may obtain an additional copy of our 2007 Form 10-KSB by sending a written request to the address listed above under “How can I obtain a separate set of voting materials?” If you prefer a copy of the 2007 Form 10-KSB including exhibits, you will be charged a fee (which will be limited to our reasonable expenses in furnishing such exhibits). Our 2007 Form 10-KSB is also available in PDF format on the SEC website at http://www.sec.gov.

Q:	What is the voting requirement to approve each of the proposals?

A:
A “FOR” vote is required in favor of each of the nominees for Directors. Since there are five nominees and the by-laws of the Company permit five members to be elected to the Board of Directors, each nominee will be elected provided that he receives at least one vote at the annual meeting. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur when a beneficial owner fails to give voting instructions with respect to “non-routine” matters. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, although broker non-votes are counted for purposes of determining a quorum, broker non-votes will not otherwise affect the outcome of any matter being voted on at the meeting. There are no votes scheduled that are considered “non-routine.”

B. A:
How Can I Communicate with the Board of Directors?

The Board of Directors of the Company has not adopted a formal procedure that shareholders must follow to send communications to it. The Board of Directors does receive communications from shareholders, form time to time, and addresses those communications as appropriate. Shareholders can send communications to the Board in writing to:

INDIGO-ENERGY, INC.
701 N. Green Valley Pkwy., Suite 200
Henderson, Nevada 89074
(702) 990-3387
Attn: Stanley L. Teeple

WHO CAN HELP ANSWER YOUR QUESTIONS?

You may seek answers to your questions by writing or calling the Company at its principal executive offices:

INDIGO-ENERGY, INC.
701 N. Green Valley Pkwy., Suite 200
Henderson, Nevada 89074
(702) 990-3387

ELECTION OF DIRECTORS
PROPOSAL NO. 1

The Board proposes the election of three (3) of the current directors of the Company for a term of two (2) years and two (2) new directors for a term of one (1) year. The following is information about each nominee, including biographical data for the last five years. Should one or more of these nominees become unavailable to accept nomination or election as a director, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for the election of such other persons as the Board may recommend, unless the Board reduces the number of Directors.

The Board adheres to corporate governance principles designed to assure the continued vitality of the Board and excellence in the execution of its duties. The Board is responsible for supervision of the overall affairs of the Company. Following the Annual Meeting, the Board will consist of five Directors. All Directors are U.S. citizens. The term of each director continues until the next annual meeting or until successors are elected. The nominees for director are:

Name	Biographical Information and Current Directorships	Age
Stanley L. Teeple
Stan currently serves as Indigo’s Chief Financial Officer, Secretary, Treasurer, and as a Director. Over the past 5 years, Stan Teeple has acted as President of Stan Teeple Inc. Further he has held numerous senior management positions over the last 30 years in a number of public and private companies across a broad spectrum of industries. In his capacity as a turnaround consultant, he has taken over and ultimately owned, operated, and then sold two $50 plus million perishables distribution businesses involved in commercial, wholesale, franchise and retail operations. Additionally he has operated and worked for various court appointed trustees and principals as CEO, COO, and CFO in the entertainment, pharmaceuticals, food, travel, and tech industries. He was previously CFO of an entertainment related publicly traded company, operates his consulting business on a project-to-project basis, and holds various other directorships. In his capacity as President of Stan Teeple, Inc. for the last 25 plus years, he has provided services to various bankruptcy Trustees and Counsel primarily in the Central District of California. Some of the companies included as consulting clients were United Artists Theatre Circuit, Chiquita Brands, Inc., United Airlines, Warner Lambert, General Mills, Coca-Cola Foods, Numero Uno Pizza, Pro Image Entertainment Corporation, and Compass Microsystems.

Stan is a current director and is being nominated for a two year term.
60

Name	Age
Steven P. Durdin
Steve currently serves as Indigo’s Chief Executive Officer and has been an active investor and shareholder of the Company since its inception in 2005. In 2006, he led a small group to form Indigo Partners, L.P. and played a major role in raising the funds necessary to drill the first round of wells for the company. As acting managing partner for the partners, Steve has been a key liaison with investor groups and shareholders for the organization and has been instrumental in raising the funding necessary to help the company operate up until this point. Steve’s business background includes owning and operating property and casualty insurance franchises, business consulting and real estate development. He also maintains an active role in two overseas partnerships in Panama and Mozambique. He accepted an active and working Directors role for the company in April of 2007. Steve graduated from Rider University in Lawrenceville, New Jersey with a degree in Finance.

Steve has not served as a director of the Company for 2008 and is being nominated for a one year term.

42
Everett Miller
Everett has been in the investment banking, venture capital and securities business for more than 25 years. He started and operated Carr Miller Capital, LLC in November of 2006, a developer of real estate, banking and securities funding techniques, which has since partnered with global financial companies such as ICA Investment Group and Fortis Bank. From March 2005 until June 2006, he operated Everett Miller Financial, a developer of funding techniques. He also operated Millenium Brokerage LLC from June 2002 to January 2005. Mr. Miller has several securities licenses, including the Series 55 Equity Floor trader and Series 24 General Principal. He is a member of both the New Jersey Energy Traders and the Securities and Trading Advisory Board of Seton Hall University, where he acts as a mentor and advisory teacher of securities and financial software and real time operations/practices. Mr. Miller attended Collage at University of Maryland and Embry-Riddle Aeronautical College in Florida. He lived in Europe for several years, has worked for the United States DOD as a GS-12 rated employee, has a Paralegal Certification in New Jersey and Pennsylvania.

Everett is a current director of the Company and is being nominated for a two year term.

42
Hercules Pappas
Hercules joined the law firm of Pappas & Richardson, LLC in October 1998 and is currently the firm’s Managing Partner. His practice since joining the firm has primarily been in the litigation and investment banking departments. He also acts as the Economic Advisor and Legal Counsel to Carr Miller Capital and as the Economic Advisor to ICA Investments. Mr. Pappas obtained his Bachelor of Arts degree in Economics and Political Science from East Stroudsburg University and earned his Juris Doctor from Widener University School of Law.

Everett is a current director of the Company and is being nominated for a two year term.
34

Name	Age
Brad Hoffman
Brad launched his career in financing fifteen years ago as co-founder of Hoffman, Hoffman & Associates (HH&A), a financial services company specific to the financing and factoring markets with clients which included hospitals, surgery centers, manufacturers and transportation companies. In 1995, HH&A merged with IHRS, Inc. to provide a broader set of financing services to the healthcare, manufacturing and transportation industries. In 1999, Mr. Hoffman joined the merchant banking and private equity firm of Dubrow Kavanaugh Capital, LLC (DKCap) overseeing new business development, M&A due diligence, and portfolio management. Two years later, Mr. Hoffman joined Ashford Capital, LLC (Ashford) a new venture firm created by several former partners from DKCap in partnership with Japan’s largest Venture Capital firm, Hikari Capital. In January 2004, Mr. Hoffman co-founded Surgifund, Inc. (SFI) and acquired California-based healthcare accounts receivables. In conjunction with SFI, Mr. Hoffman also co-founded Castlegate Holdings in 2005, which is the J.V. partner with Fortress, one of the larger New York hedge funds. Mr. Hoffman attended UCLA and Pepperdine University and is degreed in Business Science Financing and Management.

Brad has not served as a director of the Company and is being nominated for a one year term.
38

All officers hold office until the first meeting of the Board after the annual meeting of stockholders next following his election or until his successor is elected and qualified. A director or officer may also resign at any time. There are no family relationships among directors or executive officers of Indigo.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF ALL
THE ABOVE NOMINEES FOR THE RESPECTIVE PERIOD SPECIFIED.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions Involving Mr. Durdin

Steve Durdin serves as our President under an employment agreement previously entered into between the Company and Mr. Durdin. Under the terms of the agreement, Mr. Durdin receives $9,500 per month, and is entitled to receive options or cashless exercise warrants to acquire a minimum of 10,000,000 shares of our common stock pursuant to our 2007 Stock Option Plan. Mr. Durdin is also entitled to receive immediate family medical and dental insurance coverage and life insurance equal to three times his annual base salary. In addition, Mr. Durdin will receive an auto allowance of $1,000 per month and a home office allowance of $1,000 per month, as well as reimbursement for reasonable out-of-pocket expenses. As part of the agreement, Mr. Durdin will not be entitled to additional compensation by reason of service as a member of the Board of Directors. The agreement was effective on October 1, 2007 for a fifteen-month period and will automatically renew for consecutive one-year periods unless terminated by either party.

Transactions Involving Mr. Teeple

We executed a consulting agreement with Stanley Teeple, Inc. (“STI”), an entity affiliated with Stanley Teeple, to provide services related to accounting and securities reporting for a one-time fee of $10,000 plus reimbursement of certain expenses. On June 15, 2006, we executed a new consulting agreement with STI to provide the aforementioned services for a compensation of $5,000 per week for six months and reimbursement of related costs. In July 2006, our Board of Directors appointed Stanley Teeple as our Secretary and Treasurer and Board Director. On December 21, 2006, we entered into a third consulting agreement with STI pursuant to which we agreed to pay STI a weekly consulting fee of $5,000, and issue to STI options or cashless exercise warrants during the first quarter of 2007 to acquire a minimum of 5,000,000 shares of our common stock at terms to be determined by our Board of Directors. The agreement was effective on January 1, 2007 for a two-year period and would be automatically renewed for consecutive one-year periods unless terminated by either party. During the year ended December 31, 2006, we paid $175,000 to STI for consulting services, of which $20,000 was recorded as prepaid expense - related party as of December 31, 2006 and the remaining $155,000 was expensed. On March 8, 2007, the Company entered into a fourth consulting agreement with STI, which superseded but provided for the identical terms of cash compensation as STI’s agreement of December 21, 2006. In addition, STI is to be reimbursed for certain medical and dental insurance coverage, an auto allowance of $1,000 per month, and certain other fringe benefits. STI was also entitled to receive options or cashless warrants to acquire 20,000,000 shares of our common stock at prices to be determined by the terms of a stock option plan to be adopted by the Company. In 2007, STI waived its rights to 10,000,000 of the options to acquire our common stock. Mr. Teeple currently owns options to purchase 10,000,000 shares of the Company’s common stock personally of which 5,000,000 options were granted in 2007, at an exercise price of $0.25 per share, and 5,000,000 options were granted in April 2008 also at an option price of $.25 per share, pursuant to the Company’s Stock Option Plan.

Transaction Involving Mr. Miller

In January 2008, Everett Miller was elected to fill in one of the two vacancies of our Board of Directors. As compensation for his services as a member of our Board of Directors, Mr. Miller received an option to purchase 250,000 shares of our common stock pursuant to our 2007 Stock Option Plan. The options vested immediately on the option grant date, have an exercise price of $0.25 per share and expire on October 16, 2017.

In January 2008, the Company entered into a consulting agreement with Everett Miller, our Board Member and related party, to provide consulting services and support for business development of energy related properties, assist in development of the Company’s strategic marketing and business plan and to handle other duties as assigned by Company management. As compensation, the Company was required to issue a non-qualified stock option to Mr. Miller under its 2007 Stock Option Plan to purchase 2,500,000 shares of the Company’s common stock with an exercise price of $0.25 per share. This option was issued by the Company on February 26, 2008. The term of this agreement was for a three month period commencing January 1, 2008 and is subject to cancellation by either party with 30-day written notice.

Between November 2007 and November 2008 the Company executed eleven promissory notes in favor of Carr-Miller Capital, LLC, a limited liability company in which Everett Miller is a member, in the aggregate principal amount of Three Million Two Hundred Thousand dollars ($3,200,000). Such promissory notes bear interest at the rate of twenty percent (20%) per annum and are convertible into shares of the Company’s common stock at the rate provided in each of the promissory notes. The Company subsequently entered into an Extension Agreement with Mr. Miller wherein Mr. Miller agreed, in part, to waive the conversion feature on all of the promissory notes previously issued to Carr-Miller Capital, LLC in exchange for 6,104,445 shares of the Company’s common stock.

Transaction Involving Mr. Pappas

In January 2008, Hercules Pappas was elected to fill in one of the two vacancies of our Board of Directors. As compensation for his services as a member of our Board of Directors, Mr. Pappas received an option to purchase 250,000 shares of our common stock pursuant to our 2007 Stock Option Plan. The options vested immediately on the option grant date, have an exercise price of $0.25 per share and expire on October 16, 2017.

Involvement in Legal Proceedings

No director, person nominated to become a director, executive officer, promoter or control person of the Company has, during the last five years: (i) been convicted in or is currently subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any Federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

DIRECTOR COMPENSATION

Independent Directors are compensated as follows: $1,000 in cash for each meeting attended, as well as reimbursement for all expenses incurred to and from board meetings. In addition, the independent directors of the Board receive options to purchase shares of common stock of the Company at the price prevailing on the date on which options are exercised.

Directors are reimbursed for reasonable travel expenses and are covered by the Company’s directors and officers insurance.

INFORMATION ON SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information, as of November 20, 2008, with respect to the beneficial ownership of the Company’s common stock by each person known by the Company to be the beneficial owner (as defined by the Securities and Exchange Commission), of more than 5% of the outstanding common stock by each of the Company’s officers and directors, and by the officers and directors of the Company as a group.

Name and Address of Shareholders*	Shares		Percentage
	Beneficially Owned (1)		Ownership (1)

Steve Durdin	12,914,166	(2)	4.0%
Stan Teeple	10,000,000	(3)	3.1%
Everett Miller	37,827,288	(4)	11.8%
Hercules Pappas	250,000	(5)	0%
Stacey Yonkus	733,334	(6)	0%
James C. Walter, Sr., Director	24,948,141	(7)	7.7%
Officers and Directors as a group (6) persons			26.9%

*Each shareholder’s address is c/o Indigo Energy, Inc. 701 N. Green Valley Pkwy, Suite 200, Henderson, Nevada 89074

(1)	Based on an aggregate of 322,271,914 shares outstanding as of November 20, 2008.
(2)	Consists of 10,000,000 stock options pursuant to the Company’s 2007 Stock Option Plan and 2,914,166 shares of common stock.
(3)	Consists of options pursuant to the Company’s 2007 Stock Option Plan.
(4)
Consists of 2,750,000 stock options pursuant to the Company’s 2007 Stock Option Plan and 35,077,288 shares of common stock that have been issued to Carr Miller Capital ,LLC and which are beneficially owned by Mr. Miller as a principal of Carr Miller Capital

(5)	Consists of 250,000 stock options pursuant to the Company’s 2007 Stock Option Plan.
(6)	Consists of 83,334 shares of common stock, 400,000 warrants and 250,000 stock options pursuant to the Company’s 2007 Stock Option Plan
(7)	Consists of 250,000 stock options pursuant to the Company’s 2007 Stock Option Plan, and 24,698,141 shares of common stock.

INFORMATION ABOUT EXECUTIVE OFFICERS

The various corporate officers are elected annually by our Board. Each holds office until their successors are elected and duly qualified or until their resignation.

The directors and executive officers of the Company currently serving are as follows:

Name	Age	Title
Steven P. Durdin	42	Chief Executive Officer and President

Stanley L. Teeple	60	Chief Financial Officer & Director and Secretary and Treasurer

Stacey Yonkus	38	Director

Everett Miller	42	Director

James Walters, Sr.	65	Director

Hercules Pappas	34	Director

EXECUTIVE COMPENSATION

The following table provides certain summary information concerning compensation paid to or accrued by the executive officers named below during the fiscal years ended December 31, 2007 and 2006.

	2007
	Salary/	2007		2006		2006
	Consulting	All Other		Salary		All Other

David Larson
Former Chief Executive Officer	$0	$0		$123,873		$800,000	(1)

Steve Durdin
Chief Executive Officer	$28,500	$1,189,650	(2)

Stanley Teeple
Secretary and Treasurer	$265,000	$594,830	(3)	$175,000	(3)

(1)	Consists of 2,000,000 shares of the Company’s common stock valued at $0.40 per share.

(2)
On October 8, 2007, we entered into an employment agreement with Steve Durdin to become our President, which replaced the consulting agreement we previously had with Mr. Durdin. We agreed to pay Mr. Durdin $9,500 per month, and issue to Mr. Durdin options or cashless exercise warrants to acquire a minimum of 10,000,000 shares of our common stock pursuant to our 2007 Stock Option Plan. On October 29, 2007, our Board of Directors approved the issuance of stock option to Mr. Durdin to purchase 10,000,000 shares of our common stock. Mr. Durdin will also receive immediate family medical and dental insurance coverage and life insurance equal to three times his annual base salary. In addition, Mr. Durdin will receive an auto allowance of $1,000 per month and a home office allowance of $1,000 per month, as well as reimbursement for reasonable out-of-pocket expenses. As part of the agreement, Mr. Durdin will not be entitled to additional compensation by reason of service as a member of the Board of Directors. The agreement was effective on October 1, 2007 for a fifteen-month period and will automatically renew for consecutive one-year periods unless terminated by either party.

(3)
On May 26, 2006, we executed a consulting agreement with Stanley Teeple, Inc. (“STI”), an entity affiliated with Stanley Teeple, to provide services related to accounting and securities reporting for a one-time fee of $10,000 plus reimbursement of certain expenses. On June 15, 2006, we executed a new consulting agreement with STI to provide the aforementioned services for a compensation of $5,000 per week for six months and reimbursement of related costs. In July 2006, our Board of Directors appointed Stanley Teeple as our Secretary and Treasurer and Board Director. On December 21, 2006, we entered into a third consulting agreement with STI pursuant to which we agreed to pay STI a weekly consulting fee of $5,000, and issue to STI options or cashless exercise warrants during the first quarter of 2007 to acquire a minimum of 5,000,000 shares of our common stock at terms to be determined by our Board of Directors. The agreement was effective on January 1, 2007 for a two-year period and would be automatically renewed for consecutive one-year periods unless terminated by either party. During the year ended December 31, 2006, we paid $175,000 to STI for consulting services, of which $20,000 was recorded as prepaid expense - related party as of December 31, 2006 and the remaining $155,000 was expensed. On March 8, 2007, the Company entered into a fourth consulting agreement with STI, which superseded but provided for the identical terms of cash compensation as STI’s agreement of December 21, 2006. In addition, STI is to be reimbursed for certain medical and dental insurance coverage, an auto allowance of $1,000 per month, and certain other fringe benefits. STI was also entitled to receive options or cashless warrants to acquire 20,000,000 shares of our common stock at prices to be determined by the terms of a stock option plan to be adopted by the Company. In 2007, STI waived its rights to 10,000,000 of the options to acquire our common stock. Mr. Teeple currently owns options to purchase 10,000,000 shares of the Company’s common stock personally of which 5,000,000 options were granted in 2007, at an exercise price of $0.25 per share, and 5,000,000 options were granted in April 2008, also at an option price of $.25 per share pursuant to the Company’s 2007 Stock Option Plan.

Compensation for Services and Reimbursement of Expenses of Executive Officers

All executive officers of the Company are compensated in accordance with their respective employment agreements and are reimbursed for all reasonable out-of –pocket expenses incurred by such officer.

Employment Arrangements – Executives and Key Employees

Steve Durdin serves as our President under an employment agreement previously entered into between the Company and Mr. Durdin. Under the terms of the agreement, Mr. Durdin receives $9,500 per month, and is entitled to receive options or cashless exercise warrants to acquire a minimum of 10,000,000 shares of our common stock pursuant to our 2007 Stock Option Plan. Mr. Durdin is also entitled to receive immediate family medical and dental insurance coverage and life insurance equal to three times his annual base salary. In addition, Mr. Durdin will receive an auto allowance of $1,000 per month and a home office allowance of $1,000 per month, as well as reimbursement for reasonable out-of-pocket expenses. As part of the agreement, Mr. Durdin will not be entitled to additional compensation by reason of service as a member of the Board of Directors. The agreement was effective on October 1, 2007 for a fifteen-month period and will automatically renew for consecutive one-year periods unless terminated by either party.

We executed a consulting agreement with Stanley Teeple, Inc. (“STI”), an entity affiliated with Stanley Teeple, to provide services related to accounting and securities reporting for a one-time fee of $10,000 plus reimbursement of certain expenses. On June 15, 2006, we executed a new consulting agreement with STI to provide the aforementioned services for a compensation of $5,000 per week for six months and reimbursement of related costs. In July 2006, our Board of Directors appointed Stanley Teeple as our Secretary and Treasurer and Board Director. On December 21, 2006, we entered into a third consulting agreement with STI pursuant to which we agreed to pay STI a weekly consulting fee of $5,000, and issue to STI options or cashless exercise warrants during the first quarter of 2007 to acquire a minimum of 5,000,000 shares of our common stock at terms to be determined by our Board of Directors. The agreement was effective on January 1, 2007 for a two-year period and would be automatically renewed for consecutive one-year periods unless terminated by either party. During the year ended December 31, 2006, we paid $175,000 to STI for consulting services, of which $20,000 was recorded as prepaid expense - related party as of December 31, 2006 and the remaining $155,000 was expensed. On March 8, 2007, the Company entered into a fourth consulting agreement with STI, which superseded but provided for the identical terms of cash compensation as STI’s agreement of December 21, 2006. In addition, STI is to be reimbursed for certain medical and dental insurance coverage, an auto allowance of $1,000 per month, and certain other fringe benefits. STI was also entitled to receive options or cashless warrants to acquire 20,000,000 shares of our common stock at prices to be determined by the terms of a stock option plan to be adopted by the Company. In 2007, STI waived its rights to 10,000,000 of the options to acquire our common stock. Mr. Teeple currently owns options to purchase 10,000,000 shares of the Company’s common stock personally of which 5,000,000 options were granted in 2007, at an exercise price of $0.25 per share, and 5,000,000 options were granted in April 2008 also at an option price of $.25 per share, pursuant to the Company’s 2007 Stock Option Plan.

Both agreements described above are to automatically renew for one year on December 31, 2008 unless earlier terminated by either party.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Act requires that our directors and certain of our officers file reports of ownership and changes of ownership of our common stock with the SEC. Based solely on copies of such reports provided to us, we believe that all directors and officers filed on a timely basis all such reports required of them with respect to stock ownership and changes in ownership during 2007.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
PROPOSAL NO. 2

L J Soldinger Associates, LLC has served as the Company’s independent auditors since January 1, 2006 and has been appointed by the Audit Committee to continue as the Company’s independent auditors for the fiscal year ending December 31, 2008. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Board will reconsider its selection of auditors.

L J Soldinger Associates, LLC has no interest, financial or otherwise, in the Company. A representative of L J Soldinger Associates, LLC is not expected to be present at the Annual Meeting. The auditors will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The proxy holders intend to vote the shares represented by proxies to ratify the Board’s selection of L J Soldinger Associates, LLC as the Company’s independent auditors for the fiscal year ending December 31, 2008.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services. The Chairman of the Audit Committee has been delegated the authority by the Committee to pre-approve interim services by the independent auditors other than the annual audit. The Chairman must report all such pre-approvals to the entire Audit Committee at the next Committee meeting.

Approval of this proposal requires the affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF L J SOLDINGER ASSOCIATES, LLC AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

ADDITIONAL INFORMATION
Other Business

The Board is not aware of any other business that will come before the Annual Meeting, but if any such matters are properly presented, the proxies solicited hereby will be voted in accordance with the best judgment of the persons holding the proxies. All shares represented by duly executed proxies will be voted at the Annual Meeting.

Stockholder Proposals

In order for stockholders proposals to be included in Indigo’s proxy statement for the 2009 Annual Meeting, they must be received by Indigo at its principal executive office, 701 N. Green Valley Pkwy., Suite 200, Henderson, Nevada 89074 by December 30, 2008. All other stockholder proposals, including nominations for Directors, must be received by Indigo not less than 60 days or more than 90 days prior to such Meeting, which is tentatively scheduled for the fourth quarter of 2009.

Availability of Certain Documents Referred to Herein

This Proxy Statement refers to certain documents of the Company that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner, to whom this Proxy Statement is delivered, upon oral or written request, without charge, directed to Stanley L. Teeple at 701 N. Green Valley Pkwy., Suite 200, Henderson, Nevada 89074.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute, and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,

/s/ Stanley L. Teeple
Stanley L. Teeple

Henderson, Nevada
November 20, 2008

PROXY	PROXY
INDIGO-ENERGY, INC.

PROXY FOR ANNUAL MEETING TO BE HELD ON DECEMBER 15, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Stanley L. Teeple, Chief Financial Officer of the Company, as proxy for the undersigned, with full power to appoint his substitute, to represent and to vote all the shares of Common Stock of Indigo-Energy, Inc. (the “Company”), which the undersigned would be entitled to vote, at the Company’s Annual Meeting of Stockholders to be held on December 15, 2008 and at any adjournments thereof, subject to the directions indicated on the reverse side hereof.

In their discretion, the proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR THE PROPOSALS LISTED ON THE REVERSE SIDE.

IMPORTANT—This proxy must be signed and dated on the next page.

THIS IS YOUR PROXY
YOUR VOTE IS IMPORTANT!

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Indigo-Energy, Inc. to be held at the Marriot Hotel Airport, One Arrivals Road, Philadelphia, PA 19153 on December 15, 2008, at 3:00 P.M. local time.

Please read the Proxy Statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS
1. Election of Directors

	For	Withhold
Nominees:
Stanley L. Teeple	[_]	[_]
Steven P. Durdin	[_]	[_]
Everett Miller	[_]	[_]
Hercules Pappas	[_]	[_]
Brad Hoffman	[_]	[_]

(Except nominee(s) written above)

	For	Against	Abstain
2. To ratify the appointment of LJ Soldinger Associates, LLC as the Company’s independent accounting firm for the fiscal year ending December 31, 2008.	[_]	[_]	[_]

Dated: _________________ ___, 2008
Signature

Name (printed)

Title

Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.